      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1996


                                                      REGISTRATION NO. 333-05807
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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------

                                LEAR CORPORATION
             (Exact name of Registrant as specified in its charter)

                    DELAWARE                                            13-3386776
         (State or other jurisdiction of                               (IRS Employer
         incorporation or organization)                             Identification No.)

                              21557 TELEGRAPH ROAD
                        SOUTHFIELD, MICHIGAN 48086-5008
                                 (810) 746-1500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                             JAMES H. VANDENBERGHE
                              21557 TELEGRAPH ROAD
                        SOUTHFIELD, MICHIGAN 48086-5008
                                 (810) 746-1500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ---------------------------

                                   Copies to:

                               Robert W. Ericson
                               John L. MacCarthy
                                Winston & Strawn
                                200 Park Avenue
                            New York, New York 10166
                                 (212) 294-6700
                                 David Mercado
                            Cravath, Swaine & Moore
                               825 Eighth Avenue
                            New York, New York 10019
                                 (212) 474-1000

                          ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                          ---------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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
THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT IS BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SOLELY TO FILE AN EXHIBIT TO THE
REGISTRATION STATEMENT.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on July 2, 1996.


                                          LEAR CORPORATION

                                          By:         /s/ KENNETH L. WAY
                                            ------------------------------------
                                                       Kenneth L. Way
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                NAME                                    TITLE                        DATE
- -------------------------------------     ----------------------------------     -------------


         /s/ KENNETH L. WAY               Chairman of the Board and Chief        July 2, 1996
- -------------------------------------     Executive Officer
           Kenneth L. Way                 (Principal Executive Officer)
                  *                       President, Chief Operating Officer     July 2, 1996
- -------------------------------------     and Director
         Robert E. Rossiter
      /s/ JAMES H. VANDENBERGHE           Executive Vice President,              July 2, 1996
- -------------------------------------     Chief Financial Officer and
        James H. Vandenberghe             Director (Principal Financial and
                                          Principal Accounting Officer)
                  *                       Director                               July 2, 1996
- -------------------------------------
          Larry W. McCurdy
                  *                       Director                               July 2, 1996
- -------------------------------------
          Gian Andrea Botta
                  *                       Director                               July 2, 1996
- -------------------------------------
          Robert W. Shower
                  *                       Director                               July 2, 1996
- -------------------------------------
          David P. Spalding
                  *                       Director                               July 2, 1996
- -------------------------------------
           James A. Stern
                  *                       Director                               July 2, 1996
- -------------------------------------
           Alan Washkowitz
  *By:   /s/ JAMES H. VANDENBERGHE
- -------------------------------------
        James H. Vandenberghe
          Attorney-in-fact

                               INDEX TO EXHIBITS


                                                                                       SEQUENTIALLY
EXHIBIT NUMBER                                   EXHIBIT                               NUMBERED PAGE
- --------------       ----------------------------------------------------------------  -------------
      *1.1      --   Form of U.S. Underwriting Agreement.                                 --
      *1.2      --   Form of International Underwriting Agreement.                        --
      *2.1      --   Agreement and Plan of Merger, dated May 23, 1996, by and among       --
                     Lear, PA Acquisition Corp. and Masland.
      *5.1      --   Opinion of Winston & Strawn, special counsel to Lear.                --
     *12.1      --   Statement Regarding Computation of Ratios.                           --
     *23.1      --   Consent of Arthur Andersen LLP.                                      --
     *23.2      --   Consent of Arthur Andersen LLP with respect to AI Financial          --
                     Statements.
      23.3      --   Consent of Price Waterhouse LLP, with respect to the Masland         --
                     Financial Statements.
     *23.4      --   Consent of Winston & Strawn (included in Exhibit 5.1).               --
     *24.1      --   Powers of Attorney.                                                  --
     *99.1      --   Amended and Restated Stockholders and Registration Rights            --
                     Agreement dated as of September 27, 1991 by and among Lear, the
                     Lehman Funds, Lehman Merchant Banking Partners Inc., as
                     representative of the Lehman Partnerships, FIMA Finance
                     Management Inc., a British Virgin Islands corporation, and certain management investors (incorporated by reference to
                     Exhibit 2.2 to Lear Holdings Corporation's Current Report on
                     Form 8-K dated September 24, 1991).
     *99.2      --   Waiver and Agreement dated September 27, 1991, by and among          --
                     Holdings, Kidder Peabody Group Inc., KP/Hanover Partners 1988,
                     L.P., General Electric Capital Corporation, FIMA Finance
                     Management Inc., a Panamanian corporation, FIMA Finance
                     Management Inc., a British Virgin Islands corporation, MH
                     Capital Partners Inc., successor by merger and name change to MH
                     Equity Corp., SO.PA.F Societa Partecipazioni Finanziarie S.p.A.,
                     INVEST Societa Italiana Investimenti S.p.A., the Lehman
                     Partnerships and the Management Investors (incorporated by reference to Exhibit 2.3 to Lear Holdings Corporation's Current
                     Report on Form 8-K dated September 24, 1991).
     *99.3      --   Amendment to Amended and Restated Stockholders and Registration      --
                     Rights Agreement (incorporated by reference to Exhibit 10.24 to
                     Lear's Transition Report on Form 10-K filed March 31, 1994).
     *99.4      --   Waiver to Amended and Restated Stockholders and Registration         --
                     Rights Agreement dated August 15, 1995 (incorporated by
                     reference to Exhibit 99.4 to Lear's Registration Statement on
                     Form S-3 (33-61583)).
     *99.5      --   Form of Amendment and Waiver dated as of June 21, 1996 to
                     Amended and Restated Stockholders and Registration Rights
                     Agreement dated as of September 27, 1991, as amended.
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 * Previously filed.